CERTIFICATION [Exhibit 99.906CERT]

Kevin T. Callahan, Principal Executive Officer, and Brian Curley, Principal Financial Officer of the Fairway Private Equity & Venture Capital Opportunities Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2025, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President		Principal Financial Officer/Treasurer
Fairway Private Equity & Venture		Fairway Private Equity & Venture
Capital Opportunities Fund		Capital Opportunities Fund

/s/ Kevin T. Callahan		/s/ Brian Curley
Kevin T. Callahan		Brian Curley
Date:	11/25/2025	Date:	11/25/2025

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.